                                                                  EXHIBIT 24.2


                               POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James S. Wassel as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Registration Statement No. 333-50139, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                  /s/ Norman Perlmutter
                                  ---------------------------------------
                                      Norman Perlmutter
                                      Chairman of the Board and Director